Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-209747

The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion

Preliminary Prospectus Supplement dated August 3, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2016)

$125,000,000

Rayonier Advanced Materials Inc.

% Series A Mandatory Convertible Preferred Stock

We are offering 1,250,000 shares of our     % Series A Mandatory Convertible Preferred Stock, $0.01 par value per share, which we refer to in this prospectus supplement as our mandatory convertible preferred stock or the mandatory convertible preferred stock.

Dividends on our mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of     % on the liquidation preference of $100 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share (our “common stock”), or in any combination of cash and common stock, quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016 and ending on, and including, August 15, 2019.

Each share of our mandatory convertible preferred stock has a liquidation preference of $100. Unless earlier converted, each share of our mandatory convertible preferred stock will automatically convert on the third business day immediately following the last trading day of the final averaging period into between          and          shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable upon conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day prior to August 15, 2019, which we refer to herein as the “final averaging period.” At any time prior to August 15, 2019, a holder may convert its shares of our mandatory convertible preferred stock into a number of shares of our common stock equal to the minimum conversion rate of             , subject to anti-dilution adjustments. If a holder of our mandatory convertible preferred stock converts its shares during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount (as described herein).

Prior to this offering, there has been no public market for the mandatory convertible preferred stock. We intend to apply to list the mandatory convertible preferred stock on The New York Stock Exchange under the symbol “RYAM PR A.” Our common stock is listed on The New York Stock Exchange under the symbol “RYAM”. The last reported sale price of our common stock on The New York Stock Exchange on August 2, 2016 was $14.42 per share.

Investing in the mandatory convertible preferred stock involves risks. Please see “Risk Factors” beginning on page S-9 for more information regarding risks you should consider before investing in the mandatory convertible preferred stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Rayonier Advanced Materials Inc.	$	$

(1)	We refer you to “Underwriting” beginning on page S-62 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 187,500 shares of our mandatory convertible preferred stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.

The underwriters expect to deliver the mandatory convertible preferred stock to investors on or about August     , 2016.

Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Co-Managers

DNB Markets	PNC Capital Markets LLC	TD Securities	US Bancorp

The date of this prospectus supplement is August     , 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Rayonier Advanced Materials,” the “Company,” “we,” “our,” “ours,” “us,” the “Issuer” or similar references mean Rayonier Advanced Materials Inc. and, unless the context otherwise indicates, including its consolidated subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission, which we refer to as the SEC. Such periodic reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.RayonierAM.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 of which this prospectus supplement forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document for complete information and to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under each of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents, the portions of those documents and the exhibits thereto that are deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2016 and June 25, 2016 filed with the SEC on May 3, 2016 and August 2, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 14, 2016, March 17, 2016, March 28, 2016, May 25, 2016 and June 28, 2016; and

•	the description of Rayonier Advanced Materials Inc.’s Capital Stock contained in our registration statement on Form 10 filed with the SEC on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

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We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

(904) 357-4600

Attention: Investor Relations

Email: InvestorRelations@RayonierAM.com

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The risk factors contained in this prospectus supplement under the caption “Risk Factors” beginning on page S-9 and the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, among others, could cause actual results or events to differ materially from the Company’s historical experience and those expressed in forward-looking statements made in this document.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we have made or may make in our filings and other submissions to SEC, including those on Forms 10-Q, 10-K, 8-K and other reports.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein by reference, before deciding whether to invest in the Mandatory Convertible Preferred Stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement beginning on page S-9 and the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, to determine whether an investment in the Mandatory Convertible Preferred Stock is appropriate for you.

Rayonier Advanced Materials Inc.

Rayonier Advanced Materials Inc., with approximately 485,000 metric tons of cellulose specialties capacity and nearly double the sales of the next largest competitor, is the global leader in the production of cellulose specialties. Cellulose specialties are natural polymers, used as raw materials to manufacture a broad range of consumer-oriented products such as cigarette filters, liquid crystal displays, impact-resistant plastics, thickeners for food products, pharmaceuticals, cosmetics, high-tenacity rayon yarn for tires and industrial hoses, food casings, paints and lacquers. We manufacture products tailored to the precise and demanding chemical and physical specifications required by our customers, achieving industry leading purity and product functionality. Our ability to consistently manufacture technically superior products is the result of our proprietary production processes, intellectual property, technical expertise and knowledge of cellulosic chemistry.

Additionally, we produce commodity products for viscose and absorbent materials applications. Commodity viscose is a raw material required for the manufacture of viscose staple fibers which are used in woven applications such as textiles for clothing and other fabrics, and in non-woven applications such as baby wipes, cosmetic and personal wipes, industrial wipes and mattress ticking. Absorbent materials, typically referred to as fluff fibers, are used as an absorbent medium in products such as disposable baby diapers, feminine hygiene products, incontinence pads, convalescent bed pads, industrial towels and wipes and non-woven fabrics. Cellulose specialties typically contain over 95 percent cellulose, while commodity products typically contain less than 95 percent cellulose.

Our principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207, and our telephone number at that location is (904) 357-4600.

Risk Factors

Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016, as well as all other information included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Summary of the Offering

The summary below describes the principal terms of our Mandatory Convertible Preferred Stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of Capital Stock—Preferred Stock,” as supplemented by the “Description of Mandatory Convertible Preferred Stock” section of this prospectus supplement, for a more detailed description of the terms of the Mandatory Convertible Preferred Stock. As used in this section, the terms “us,” “we,” or “our” refer to Rayonier Advanced Materials Inc. and not any of its subsidiaries. Capitalized terms used but not defined in this section have the meaning set forth in “Description of Mandatory Convertible Preferred Stock.”

Issuer	Rayonier Advanced Materials Inc.

Securities we are offering	1,250,000 shares of our % Series A Mandatory Convertible Preferred Stock, $0.01 par value per share, which we refer to in this prospectus supplement as our or the “Mandatory Convertible Preferred Stock.”

Underwriters’ option	We have granted the underwriters a 30-day option to purchase up to 187,500 additional shares of our Mandatory Convertible Preferred Stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.

Public offering price	$100 per share of our Mandatory Convertible Preferred Stock.

Liquidation preference	$100 per share of our Mandatory Convertible Preferred Stock.

Dividends	% of the Liquidation Preference of $100 per share of our Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the first original issue date and, to the extent that we are legally permitted to pay dividends and our Board of Directors (as defined herein) declares a dividend payable with respect to our Mandatory Convertible Preferred Stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the Dividend Payment Dates (as described below) to holders of record on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Record Date”), whether or not such holders convert their shares of Mandatory Convertible Preferred Stock, or such shares of Mandatory Convertible Preferred Stock are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. The expected dividend payable on the first Dividend Payment Date is approximately $ per share of our Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be approximately $ per share of our Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the Average VWAP per share (as defined under “Description of

Mandatory Convertible Preferred Stock—Definitions”) of our common stock over for each Scheduled Trading Day during the five consecutive Scheduled Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the applicable Dividend Payment Date (or, if no Trading Day occurs during such period, over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date) (the “Five-Day Average Price”), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $ , which amount represents approximately 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of common stock in lieu of cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “Initial Price” equals $100 divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $ , the last reported sale price of our common stock on The New York Stock Exchange on August , 2016.

Dividend payment dates	February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016 and ending on, and including, August 15, 2019.

No redemption	The Mandatory Convertible Preferred Stock will not be redeemable.

Mandatory conversion date	The third Business Day (as defined herein) immediately following the last Trading Day of the Final Averaging Period (as defined below). The Mandatory Conversion Date is expected to be August 15, 2019.

Mandatory conversion	On the Mandatory Conversion Date, each outstanding share of our Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below.

If we declare a dividend for the dividend period ending on August 15, 2019, we will pay such dividend to the holders of record on the applicable Record Date, as described above. If, on or prior to August 1, 2019, we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Five-Day Average Price, we will, if we are legally able to do so, declare and pay such excess amount in cash.

Conversion rate	Upon conversion on the Mandatory Conversion Date, the conversion rate per share of our Mandatory Convertible Preferred Stock will not be less than shares of our common stock or greater than shares of our common stock, depending on the Applicable Market Value of our common stock, as described below.

The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the Final Averaging Period. The “Final Averaging Period” is the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding August 15, 2019. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.” The following table illustrates the conversion rate per share of our Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

	Applicable market value of our common stock	Conversion rate per share of mandatory convertible preferred stock

	Greater than $	shares of common stock

	Equal to or less than $ but greater than or equal to $	Between and shares of common stock, determined by dividing $100 by the Applicable Market Value

	Less than $	shares of common stock

Conversion at the option of the holder	Other than during a Fundamental Change Conversion Period (as defined below), a holder may, at any time prior to August 15, 2019, elect to convert such holder’s shares of our Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate of shares of common stock per share of Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution and other adjustments.

If, as of the Effective Date of any early conversion (the “Early Conversion Date”), we have not declared all or any portion of all accumulated and unpaid dividends for all full dividend periods ending on the Dividend Payment Date prior to such Early Conversion Date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a Fundamental Change (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to August 15, 2019, holders will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock at the “Fundamental Change Conversion Rate” during the period beginning on, and including, the Effective Date of such Fundamental Change and ending on, and including, the date that is 20 calendar days after such Effective Date (or, if later, the date that is 20 calendar days after holders receive notice of such Fundamental Change, but in no event later than August 15, 2019). The Fundamental Change Conversion Rate will be determined based on the Effective Date of the Fundamental Change and the price paid (or deemed paid) per share of our common stock in such Fundamental Change. Holders who convert shares of our Mandatory Convertible Preferred Stock within that time frame will also receive (1) a “Fundamental Change Dividend Make-Whole Amount” equal to the present value (calculated using a discount rate of % per annum) of all dividend payments on such shares for all remaining full dividend periods beginning on the Dividend Payment Date immediately following the Effective Date of the Fundamental Change and for the partial dividend period from, and including, the Effective Date to, but excluding, the next Dividend Payment Date, and (2) any accumulated and unpaid dividends for any dividend period ending prior to the Effective Date of the Fundamental Change and any accumulated dividends for the partial dividend period, if any, from the Dividend Payment Date immediately preceding the Effective Date to, but excluding, the Effective Date (collectively, the “Accumulated Dividend Amount” and, together with the Fundamental Change Dividend Make-Whole Amount, the “Make-Whole Dividend Amounts”), in the case of the foregoing clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such Make-Whole Dividend Amounts; provided that if the Effective Date or the conversion date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders as of such Record Date, and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the portion of the payment of such dividend that is so paid on such Dividend Payment Date for the partial dividend period from, and including such Effective Date to, but excluding, such Dividend Payment Date.

If we elect to pay the Make-Whole Dividend Amounts, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the Fundamental Change. Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock, in no event will the number of shares of our common stock that we deliver in lieu of paying all or any portion of the Make-Whole Dividend Amounts in cash exceed a number equal to the sum of such Make-Whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the Fundamental Change. To the extent that the sum of such Make-Whole Dividend Amounts exceeds the product of the number of shares of common stock delivered in respect of such Make-Whole Dividend Amounts and 97% of the price paid (or deemed paid) per share of our common stock in the Fundamental Change, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the Make-Whole Dividend Amounts (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the Fundamental Change. To the extent that the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our common stock in the Fundamental Change, we will not have any obligation to pay the shortfall in cash.

See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-dilution adjustments	The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our common stock of rights, options or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions to holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets; (5) distributions to holders of our common stock of cash; and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting rights	Except as specifically required by Delaware law or our Amended and Restated Certificate of Incorporation, which will include the certificate of designations for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the first original issue date of the Mandatory Convertible Preferred Stock and ending on, but excluding, November 15, 2016), whether or not consecutive, the holders of Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) issue, authorize or create, or increase the issued or authorized amount of, any specific class or series of stock ranking senior to the Mandatory Convertible Preferred Stock; (2) amend or alter the provisions of our Amended and Restated Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Mandatory Convertible Preferred Stock; (3) amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (4) consummate a binding share exchange or reclassification involving shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exceptions.

See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:

•  senior to all of our common stock and to each other class of capital stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the Mandatory Convertible Preferred Stock;

• on a parity with any class of capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the Mandatory Convertible Preferred Stock;

•  junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock or preferred stock will rank senior to the Mandatory Convertible Preferred Stock; and

• junior to all of our existing and future indebtedness (including trade payables).

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of June 25, 2016, we had total consolidated debt of approximately $803 million and no outstanding shares of preferred stock. As of June 25, 2016, as adjusted to give effect to this offering and our expected use of the net proceeds, our total consolidated debt would have been $803 million.

Use of proceeds	We estimate that we will receive approximately $ million from the sale of the Mandatory Convertible Preferred Stock in this offering, after deducting the underwriting discount and our estimated expenses of the offering (or $ million if the underwriters exercise their option to purchase additional Mandatory Convertible Preferred Stock in full). We expect to use the net proceeds from the sale of the Mandatory Convertible Preferred Stock for general corporate purposes, which may include but are not limited to investments in or the financing of research and development for new products, capital expenditures for our existing business, possible acquisitions and the reduction of indebtedness. See “Use of Proceeds.”

Material U.S. federal income tax consequences	The material U.S. federal income tax consequences of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon their conversion are described in “Material U.S. Federal Income Tax Consequences.”

Listing	We intend to apply to list the Mandatory Convertible Preferred Stock on The New York Stock Exchange under the symbol “RYAM PR A.”

Transfer agent and registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Risk factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in the Mandatory Convertible Preferred Stock.

RISK FACTORS

An investment in the Mandatory Convertible Preferred Stock involves risks. You should consider carefully the risks described below, in addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. Specifically, please read “Risk Factors” and “Note About Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequently filed Exchange Act reports. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you might lose all or part of your investment. Capitalized terms used but not defined in this section have the meaning set forth in “Description of Mandatory Convertible Preferred Stock.”

Risks Related to Our Mandatory Convertible Preferred Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.

The number of shares of our common stock that you would receive upon mandatory conversion of our Mandatory Convertible Preferred Stock is not fixed, but instead will depend on the Applicable Market Value, which is the Average VWAP per share of our common stock over the Final Averaging Period, which is the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding August 15, 2019. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price (which equals $100 divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $            , the last reported sale price of our common stock on The New York Stock Exchange on August     , 2016), subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be less than the $100 Liquidation Preference per share of Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, which is the Average VWAP per share of our common stock over the Final Averaging Period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our common stock on the Mandatory Conversion Date or the Average VWAP of our common stock over a different period of days.

Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock.

The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will only exceed the Liquidation Preference of $100 per share of Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price of $            , subject to certain anti-dilution adjustments. The Threshold Appreciation Price represents an appreciation of approximately         % over the Initial Price and is equal to $100 divided by the Minimum Conversion Rate. If the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price, you will receive on the Mandatory Conversion Date approximately         % (which percentage is equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement at a price per share equal to the Initial Price. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the Mandatory Convertible Preferred Stock.

We expect that, generally, the market price of our common stock will affect the market price of the Mandatory Convertible Preferred Stock more than any other single factor. This may result in greater volatility in the market price of the Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition, operating results and prospects, as well as economic, financial and other factors, such as prevailing interest rates, interest rate volatility, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, or changes in our industry and competitors and government regulations, many of which are beyond our control. For more information regarding such factors, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.

In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Mandatory Convertible Preferred Stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

We expect that many investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock will employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. Investors would typically implement such a strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Mandatory Convertible Preferred Stock.

The Fundamental Change Conversion Rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to August 15, 2019, the Fundamental Change Conversion Rate will apply to any shares of Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) unless the Stock Price is less than $         or above $         (in each case, subject to adjustment) (in which case, the Fundamental Change Conversion Rate will be equal to the Maximum Conversion Rate or the Minimum Conversion Rate, respectively) and, with respect to those shares of Mandatory Convertible Preferred Stock converted, you will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount, subject to our right to deliver shares of common stock in lieu of all or part of such amount and subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” The number of shares of common stock to be issued upon conversion in connection with a Fundamental Change will be determined as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” Although the Fundamental Change Conversion Rate and the payment of the Fundamental Change Dividend Make-Whole Amount are generally designed to compensate you for the lost option value that you would suffer and lost dividends as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, the Fundamental Change Conversion Rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the Fundamental Change Conversion Rate will be less than the conversion rate that would apply upon mandatory conversion. The Fundamental Change Conversion Rate and Fundamental Change Dividend Make-Whole Amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of common stock, per share of the Mandatory Convertible Preferred Stock, equal to the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-Whole Amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the Fundamental Change Conversion Period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee stock option grants, offerings of our common stock or securities convertible into common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of our Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock sold in this offering.

The terms of our Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks equally with our Mandatory Convertible Preferred Stock as to dividend payments or Liquidation Preference in the future. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

The possibility of the sale of our common stock in the future could reduce the market price of our common stock and, in turn, the Mandatory Convertible Preferred Stock.

In the future, we may sell shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and, in turn, the Mandatory Convertible Preferred Stock. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of equity-based awards and upon conversion of the Mandatory Convertible Preferred Stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock and, in turn, the Mandatory Convertible Preferred Stock. This could also impair our ability to raise additional capital through the sale of our securities.

You will have no rights with respect to our common stock until you convert your Mandatory Convertible Preferred Stock, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the Record Date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws requiring stockholder approval and the Record Date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You will have no voting rights with respect to our Mandatory Convertible Preferred Stock except under limited circumstances.

You do not have voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the first original issue date of the Mandatory Convertible Preferred Stock and ending on, but excluding, November 15, 2016), whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Our Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to make payments to holders of our Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third party equity holders. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Mandatory Convertible Preferred Stock then outstanding. As of June 25, 2016, we had total consolidated debt of approximately $803 million and no outstanding shares of preferred stock. As of June 25, 2016, as adjusted to give effect to this offering and our expected use of the net proceeds, our total consolidated debt would have been $803 million.

Our ability to pay dividends on our Mandatory Convertible Preferred Stock is subject to certain limitations.

Our payment of dividends on our Mandatory Convertible Preferred Stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The agreements governing our existing indebtedness limit (and the agreements that will govern our future indebtedness may limit) our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the Mandatory Convertible Preferred Stock, we may be unable to pay dividends in cash on the Mandatory Convertible Preferred Stock unless we can refinance the amounts outstanding under such agreements.

In addition, under Delaware law, our Board of Directors may declare dividends on our capital stock (whether in cash or in shares of our common stock) only to the extent of our statutory “Surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such Surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Mandatory Convertible Preferred Stock.

If upon mandatory conversion or an early conversion at the option of a holder (other than during a Fundamental Change Conversion Period, except in limited circumstances) we have not declared all or any portion of all accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” and “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” If upon an early conversion during the Fundamental Change Conversion Period we have not declared all or any portion of all accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In the case of mandatory conversion or conversion upon a Fundamental Change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (except that, in the case of an early conversion during the Fundamental Change Conversion Period, we will not have such obligation to the extent we are required to make an adjustment to the conversion rate in respect of any accumulated and unpaid dividends and such limit to the adjustment to the conversion rate is reached).

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. Refer to “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. See “Material U.S. Federal Income Tax Consequences” for a further discussion of the U.S. federal tax implications for U.S. Holders. If you are a non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences—Tax Consequences Applicable to Non-U.S. Holders”), such deemed dividend or distribution made in common stock generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the Mandatory Convertible Preferred Stock. Refer to “Material U.S. Federal Income Tax Consequences—Tax Consequences Applicable to Non- U.S. Holders” for a further discussion of U.S. federal tax implications for non-U.S. Holders.

Corporate U.S. Holders of Mandatory Convertible Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. Holders (as defined below) of Mandatory Convertible Preferred Stock will be eligible for the dividends-received deduction only to the extent we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We cannot assure you that we will have sufficient earnings and profits to cause all distributions on Mandatory Convertible Preferred Stock to be treated as dividends. If a distribution with respect to Mandatory Convertible Preferred Stock fails to qualify as a dividend, corporate U.S. Holders would not be eligible for the dividends-received deduction with respect to such distribution. See “Material U.S. Federal Income Tax Consequences.”

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. We intend to apply to list the Mandatory Convertible Preferred Stock on The New York Stock Exchange under the symbol “RYAM PR A” Even if the Mandatory Convertible Preferred Stock are approved for listing on The New York Stock Exchange, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock, or to sell the Mandatory Convertible Preferred Stock at a favorable price.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our consolidated ratio of earnings to fixed charges for the periods indicated on a historical basis. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding during the periods presented. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, which is incorporated by reference herein, and our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2016 and June 25, 2016, filed with the SEC on May 3, 2016 and August 2, 2016, respectively, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. For further information, also see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus supplement forms a part. The information presented in the table below is historical and is not adjusted for the Mandatory Convertible Preferred Stock issued in this offering.

	Six Months Ended June 25, 2016
		For the Years Ended December 31,
		2015	2014(1)	2013(1)	2012(1)	2011(1)
Ratio of earnings to fixed charges	4.49	3.16	2.82	46.06	45.91	253.20

(1)	The Company separated from its parent company on June 27, 2014. For periods prior to the separation, interest expense on general corporate debt was not allocated to the Company. The property, plant and equipment balance for the Company does include previously capitalized interest for periods prior to the separation.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 25, 2016 on (i) an actual basis and (ii) an as adjusted basis to give effect to this offering but not the application of the net proceeds thereof. See “Use of Proceeds.”

You should read this information in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, which is incorporated by reference herein, and our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2016 and June 25, 2016, filed with the SEC on May 3, 2016 and August 2, 2016, respectively, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 25, 2016
	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents	$166,021	$286,771

Total debt	$803,095	$803,095
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized at $0.01 par value, 0 issued and outstanding as of June 25, 2016; 1,250,000 issued and outstanding as adjusted	—	13
Common stock, 140,000,000 shares authorized at $0.01 par value, 43,343,875 issued and outstanding as of June 25, 2016	433	433
Additional paid-in capital	73,195	193,932
Retained earnings	55,867	55,867
Accumulated other comprehensive loss	(105,713)	(105,713)

Total stockholders’ equity	23,782	144,532

Total capitalization	$826,877	$947,627

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         million (or approximately $         million if the underwriters exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock), after underwriting commissions and expenses. We intend to use the net proceeds of the offering for general corporate purposes, which may include but are not limited to investments in or the financing of research and development for new products, capital expenditures for our existing business, possible acquisitions and the reduction of indebtedness. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from the Mandatory Convertible Preferred Stock have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business and opportunities that may be or become available to us.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following description is a summary of certain terms of our     % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our Mandatory Convertible Preferred Stock, but it does not purport to be complete. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus.

A copy of our Amended and Restated Certificate of Incorporation, including the certificate of designations for the Mandatory Convertible Preferred Stock, and the form of Mandatory Convertible Preferred Stock share certificate are available upon request from us at the address set forth in “Where You Can Find More Information” in the accompanying prospectus. The following summary of the terms of the Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

As used in this section, the terms “Rayonier Advanced Materials,” “us,” “we” or “our” refer to Rayonier Advanced Materials Inc. and not any of its subsidiaries and the term “Board of Directors” refers to the Board of Directors of the Company or an authorized committee thereof.

General

Under our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, without further shareholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. At the consummation of this offering, we will issue 1,250,000 shares of Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an option to purchase up to 187,500 additional shares of our Mandatory Convertible Preferred Stock to cover over-allotments, if any, in accordance with the procedures set forth in “Underwriting.”

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to the stock, obligations, warrants or other securities of Rayonier Advanced Materials of any class. Computershare Trust Company, N.A. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion agent and paying agent for the Mandatory Convertible Preferred Stock.

We intend to list our Mandatory Convertible Preferred Stock on The New York Stock Exchange as described under “—Listing.”

In this section, references to “holders” of shares of our Mandatory Convertible Preferred Stock mean those who have shares registered in their own names on the books maintained by the transfer agent and not indirect holders who will own beneficial interests in shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of such Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under “—Book-entry, Settlement and Clearance” in this section.

Listing

We intend to apply to list our Mandatory Convertible Preferred Stock on The New York Stock Exchange under the symbol “RYAM PR A” and we expect trading to commence within 30 days of the first original issuance date of the Mandatory Convertible Preferred Stock. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Mandatory Convertible Preferred Stock listed on The New York Stock Exchange. Listing the Mandatory Convertible Preferred Stock on The New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

•	senior to (i) our common stock and (ii) each other class of capital stock established after the first original issue date of the Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”) the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•	on a parity with any class of capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•	junior to each class of capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness (including trade payables).

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of June 25, 2016, we had total consolidated debt of approximately $803 million and no outstanding shares of preferred stock. As of June 25, 2016, as adjusted to give effect to this offering and our expected use of the net proceeds, our total consolidated debt would have been $803 million.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for payment, cumulative dividends at the rate per annum of     % on the Liquidation Preference of $100 per share of Mandatory Convertible Preferred Stock (equivalent to $         per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to, and including, August 15, 2019, commencing November 15, 2016 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record as they appear on our stock register at the Close of Business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Record Dates will apply regardless of whether a particular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. The “Close of Business” means 5:00 p.m., New York City time. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date and will end on, and exclude, the November 15, 2016 Dividend Payment Date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the Initial Issue Date is August     , 2016, will be approximately $         per share (based on the annual dividend rate of     % and a Liquidation Preference of $100 per share) and will be payable, when, as and if declared, on November 15, 2016. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be approximately $         per share (based on the annual dividend rate of     % and a Liquidation Preference of $100 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, is subject to certain limitations under the agreement governing our existing indebtedness and may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Related to Our Mandatory Convertible Preferred Stock—Our ability to pay dividends on our Mandatory Convertible Preferred Stock is subject to certain limitations.”

So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the common stock or any other shares of Junior Stock, and no common stock or other Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any common stock or other Junior Stock in shares of any common stock or other Junior Stock; (ii) the acquisition of shares of any common stock or other Junior Stock in exchange for shares of any common stock or other Junior Stock and the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of common stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares; (v) any dividends or distributions of rights or common stock or other Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares.

When dividends on shares of the Mandatory Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of common stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of Parity Stock (subject to their having been declared by the Board of Directors out of legally available funds) bear to each other, in proportion to their respective Liquidation Preferences; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If we (or an applicable withholding agent) are required to withhold on distributions of common stock to a beneficial owner of shares of the Mandatory Convertible Preferred Stock (see “Material U.S. Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such beneficial owner.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock (or, as described below, Units of Exchange Property); or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in common stock, on the date we declare such dividend and in any event no later than the date that is 10 Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the Average VWAP per share (as defined below) of our common stock for each Scheduled Trading Day during the five consecutive Scheduled Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the applicable Dividend Payment Date (or, if no Trading Day occurs during such period, over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date) (the “Five-Day Average Price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the Five-Day Average Price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if our common stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $        , which amount represents approximately 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of common stock in lieu of cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

No Redemption

The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option we may purchase the Mandatory Convertible Preferred Stock from time to time in the open market, by tender offer or otherwise. We will cause any Mandatory Convertible Preferred Stock so purchased (other than pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the transfer agent (by delivery or book-entry transfer, as applicable, in accordance with the transfer agent’s applicable procedures) for cancellation, and they will no longer be considered “outstanding” under the certificate of designations upon their repurchase.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $100 per share of the Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Liquidation Preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any Parity Stock will share equally and ratably in any distribution of our assets in proportion to the respective Liquidation Preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the Initial Issue Date and ending on, but excluding, November 15, 2016), whether or not for consecutive dividend periods (such occurrence after six or more dividend periods, a “Nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall at no time include more than two Preferred Stock Directors. In the event of a Nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at the next annual meeting of our shareholders so long as such meeting is no more than 90 and no less than 30 calendar days before the date fixed for the next annual meeting of our shareholders, failing which, election shall be held at such next annual or special meeting of shareholders, or a special meeting of preferred shareholders called by our Board of Directors at the request of the holders of at least 20% of the shares of Mandatory Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that such request is received at least 90 calendar days before the date fixed for such special meeting of the preferred shareholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this prospectus supplement, “Voting Preferred Stock” means any other class or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective Liquidation Preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing or at a meeting:

•	issue, authorize or create, or increase the issued or authorized amount of, any specific class or series of Senior Stock; or

•	amend or alter the provisions of our Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of Mandatory Convertible Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of Senior Stock; or

•	amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the shares of Mandatory Convertible Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such shares of Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole (and, for the avoidance of doubt, such new preference security becoming convertible into Exchange Property as set forth under “—Recapitalizations, Reclassifications and Changes in our Common Stock” will not be considered less favorable to the holders of the Mandatory Convertible Preferred Stock);

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Mandatory Convertible Preferred Stock and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or Junior Stock will be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing our certificate of incorporation, the certificate of designations or any certificate representing the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•	to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Mandatory Convertible Preferred Stock and that does not adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as further supplemented and/or amended by the related pricing term sheet.

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date, into a number of shares of common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on August 15, 2019, we will pay such dividend to the holders of record as of the applicable Record Date, as described above under “—Dividends.” If on or prior to August 1, 2019 we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Five-Day Average Price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding shares of common stock issued in respect of accrued and unpaid dividends, if any), will be as follows:

•	if the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, which equals $100 divided by the Minimum Conversion Rate (as defined below), which quotient is equal to approximately $ and which represents an approximately % appreciation over the Initial Price, then the conversion rate will be shares of common stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

•	if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the “Initial Price,” which equals $100 divided by the Maximum Conversion Rate (as defined below), which quotient is equal to approximately $ (the last reported sale price of our common stock on the New York Stock Exchange on August , 2016), then the conversion rate will be equal to $100 divided by the Applicable Market Value of our common stock, rounded to the nearest ten thousandth of a share; or

•	if the Applicable Market Value of our common stock is less than the Initial Price, then the conversion rate will be shares of common stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price and the Applicable Market Value are each subject to adjustment as described in “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual Applicable Market Value of shares of our common stock may differ from those set forth in the table below. Given an Initial Price of $         and a Threshold Appreciation Price of $        , a holder of our Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of our Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of Our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value multiplied by the Number of Shares of Our Common Stock to Be Received Upon Conversion)

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

Accordingly, if the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $100 Liquidation Preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value for our common stock is equal to or greater than the Initial Price and equal to or less than the Threshold Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $100 Liquidation Preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value of our common stock is less than the Initial Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $100 Liquidation Preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock.

Definitions

“Applicable Market Value” means the Average VWAP per share of our common stock over the Final Averaging Period.

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding August 15, 2019.

The “Last Reported Sale Price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period. The Mandatory Conversion Date is expected to be August 15, 2019.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.

“Trading Day” means a day on which (i) there is no “Market Disruption Event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, Trading Day means a “Business Day.”

“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “RYAM <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, VWAP means the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to August 15, 2019, into shares of our common stock at the Minimum Conversion Rate, subject to adjustment as described in “—Anti-dilution Adjustments” below.

If as of the Effective Date of any early conversion (the “Early Conversion Date”), we have not declared all or any portion of all accumulated and unpaid dividends for all full dividend periods ending on the Dividend Payment Date prior to such Early Conversion Date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding such Early Conversion Date (the “Early Conversion Average Price”). To the extent that the early conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Mandatory Convertible Preferred Stock pursuant to this “—Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares as of such Record Date, as described in “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a Fundamental Change (as defined below) occurs on or prior to August 15, 2019, holders will have the right (the “Fundamental Change Early Conversion Right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of common stock (or Units of Exchange Property as described below) at the Fundamental Change Conversion Rate described below; (ii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of         % per annum, of all dividend payments on such shares for all remaining full dividend periods beginning on the Dividend Payment Date immediately following the Effective Date of the Fundamental Change and for the

partial dividend period from, and including, the Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-Whole Amount”); and (iii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to, as of the Effective Date of the Fundamental Change, the sum of any accumulated and unpaid dividends for any dividend period ending prior to the Effective Date of the Fundamental Change and any accumulated dividends for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding the Effective Date to, but excluding, the Effective Date (such sum, the “Accumulated Dividend Amount” and, together with the Fundamental Change Dividend Make-Whole Amount, the “Make-Whole Dividend Amounts”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under “—Make-whole dividend amounts” below; provided that, if the Effective Date or the conversion date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders as of such Record Date, as described in “—Dividends,” and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the portion of the payment of such dividend that is so paid on such Dividend Payment Date for the partial dividend period from, and including such Effective Date to, but excluding, such Dividend Payment Date.

To exercise the Fundamental Change Early Conversion Right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Effective Date of such Fundamental Change (the “Effective Date”) and ending at the Close of Business on the date that is 20 calendar days after the Effective Date (or, if later, the date that is 20 calendar days after holders receive notice of such Fundamental Change, but in no event later than August 15, 2019). Holders of Mandatory Convertible Preferred Stock who submit their shares for conversion during the Fundamental Change Conversion Period will have such shares converted at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”) and will be entitled to receive the Make-Whole Dividend Amounts, if any. Holders of Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the Fundamental Change Conversion Rate or to receive the Make-Whole Dividend Amounts.

We will notify holders of the Effective Date of a Fundamental Change no later than the second Business Day following our becoming aware of such Effective Date.

A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity or we otherwise become aware of such beneficial ownership;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of our common stock) as a result of which our common stock would be converted into, would be exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly- owned subsidiaries; or

(3)	our common stock (or other exchange property) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

However, a transaction or transactions described above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all of our common shareholders (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration (and cash in lieu of fractional shares).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related Fundamental Change period (or, if none, on the Effective Date of such transaction), references to us in the definition of “Fundamental Change” above shall instead be references to such other entity.

Fundamental change conversion rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the Effective Date of the transaction and the price (the “Stock Price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in the Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise the Stock Price shall be the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date.

The Stock Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of our Mandatory Convertible Preferred Stock are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-dilution Adjustments.”

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock for each Stock Price and Effective Date set forth below.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$	$

August , 2016

February 15, 2017

August 15, 2017

February 15, 2018

August 15, 2018

February 15, 2019

August 15, 2019

The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

•	if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•	if the Stock Price is in excess of $ per share (subject to adjustment in the same manner as the column headings of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment; and

•	if the Stock Price is less than $ per share (subject to adjustment in the same manner as the column headings of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate, subject to adjustment.

Make-whole dividend amounts

For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, we may pay the Make-Whole Dividend Amounts, determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will pay the Make-Whole Dividend Amounts in cash, except to the extent we elect on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of our common stock. If we elect to make any such payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the common Stock Price.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of the Make-Whole Dividend Amounts. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock based on the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the conversion date.

Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock, in no event will the number of shares of our common stock that we deliver instead of paying all or any portion of the Make-Whole Dividend Amounts in cash exceed a number equal to the sum of such Make-Whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price. To the extent that the sum of such Make-Whole Dividend Amounts exceeds the product of the number of shares of common stock delivered in respect of such Make-Whole Dividend Amounts and 97% of the Stock Price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the Make-Whole Dividend Amounts (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price for the relevant

Fundamental Change. To the extent that the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts exceeds the product of such number of additional shares and 97% of the Stock Price for the relevant Fundamental Change, we will not have any obligation to pay the shortfall in cash.

Not later than the second Business Day following the Effective Date of a Fundamental Change, we will notify holders of:

•	the Fundamental Change Conversion Rate;

•	the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock; and

•	the Accumulated Dividend Amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-Whole Amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the Mandatory Conversion Date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Mandatory Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the Close of Business on the Mandatory Conversion Date, the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon early conversion

If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to August 15, 2019, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” such holder must observe the following conversion procedures:

If such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, to convert its shares of Mandatory Convertible Preferred Stock, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements. A holder that converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of the third Business Day immediately succeeding the conversion date and the Business Day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable conversion date. Prior to the Close of Business on the applicable conversion date, the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares

No fractional shares of common stock will be issued to holders of our Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant conversion date.

Subject to the applicable procedures of the DTC (or any successor depositary), if more than one share of our Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each Fixed Conversion Rate will be adjusted if:

(1)	We issue common stock to all or substantially all holders of our common stock as a dividend or other distribution, or if we effect a subdivision or combination (including, without limitation, a reverse stock split) of our common stock, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 × (OS1 / OS0)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date (as defined below) for such dividend or distribution or immediately prior to the Open of Business (as defined below) on the Effective Date for such subdivision or combination, as the case may be;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such Effective Date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Close of
Business on such Record Date or immediately prior to the Open of Business on such
Effective Date, as the case may be (and prior to giving effect to such event); and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (1) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such subdivision or combination, as the case may be. The “Open of Business” means 9:00 a.m., New York City time. If any dividend, distribution, subdivision or combination of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate will be immediately readjusted, effective as of the earlier of (a) the date our Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding at the Close of Business on the Record Date shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2)	A Record Date occurs in respect of an issuance to all or substantially all holders of our common stock of any rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them for a period expiring 45 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the “Current Market Price” (as defined below), each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this clause (2) will become effective immediately after the Close of Business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate will be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate will be decreased, effective as of the earlier of (a) the date our Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the Current Market Price, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our Board of Directors. For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights, options or warrants in respect of shares of common stock held in treasury.

(3)	A Record Date occurs for a distribution to all or substantially all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected under clause (1) above;

•	any rights, options or warrants as to which an adjustment was effected under clause (2) above;

•	any dividend or distribution as to which an adjustment was effected under clause (4) below; and

•	any regular, quarterly cash dividend that does not exceed the Initial Dividend Threshold (as defined below); and

•	any Spin-Off as to which an adjustment was effected under this clause (3), then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 × SP0 / (SP0–FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the Current Market Price per share of our common stock as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by our Board of Directors) on the Record Date for such dividend or distribution of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, expressed as an amount per share of our common stock.

If our Board of Directors determines the FMV (as defined above) of any dividend or other distribution for purposes of this clause (3) by referring to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period in computing the Current Market Price per share of our common stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if FMV (as defined above) is equal to or greater than SP0 (as defined above), in lieu of the foregoing increase, each holder of Mandatory Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common stock receive, the shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or other distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the Close of Business on the Record Date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each Fixed Conversion Rate will be decreased, effective as of the earlier of (a) the date our Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours that are, or, when issued, will be, traded on a U.S. national securities exchange (a “Spin-Off”), then each Fixed Conversion Rate will instead be increased based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the Close of Business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution on the relevant exchange;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution on the relevant exchange;

FMV0	=	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution on the relevant exchange; and

MP0	=	the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution on the relevant exchange.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph will occur at the Close of Business on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution on the relevant exchange, but will be given effect as of the Open of Business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. Because we will make the adjustments to the Fixed Conversion Rates at the end of the 10 consecutive Trading Day period with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the conversion date occurs after the Record Date for such dividend or other distribution and prior to the end of such 10 consecutive Trading Day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(4)	A Record Date occurs for a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

•	any regular, quarterly cash dividend that does not exceed $0.07 per share (the “Initial Dividend Threshold”),

•	any dividend or distribution in connection with our liquidation, dissolution or winding up, and

•	any consideration payable as part of a tender or exchange offer as to which an adjustment was effected under clause (5) below,

each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 × (SP0–T) / (SP0–C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the Current Market Price per share of our common stock as of the Record Date for such distribution;

T	=	the Initial Dividend Threshold; and

C	=	an amount of cash per share of our common stock we distribute to holders of our common stock.

The Initial Dividend Threshold is subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment will be made to the dividend threshold amount for any adjustment made to the Fixed Conversion Rates pursuant to this clause (4).

Notwithstanding the foregoing, the Initial Dividend Threshold shall be zero for (a) any cash distribution that is not a quarterly cash distribution and (b) any quarterly cash distribution, if such distribution has a Record Date occurring in 2019 prior to the Mandatory Conversion Date and is the fourth (or later) quarterly cash distribution in 2019. The Initial Dividend Threshold shall be proportionately adjusted for any change in dividend periods (for example, from quarterly to annual or monthly), except that the Initial Dividend Threshold in respect of periodic distributions the Record Dates for which occur in 2019 will be based on an annual dividend of $0.21 (as adjusted on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but not for any adjustment made to the Fixed Conversion Rates pursuant to this clause (4)).

The adjustment to the Fixed Conversion Rates pursuant to this clause (4) will become effective immediately after the Close of Business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Mandatory Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates will be decreased, effective as of the earlier of (a) the date our Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(5)

We or any of our subsidiaries successfully complete a tender or exchange offer that is, or is required under applicable law to be, documented pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (but, for the avoidance of doubt, excluding any tender or exchange offer solely for securities convertible, exercisable or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the

Current Market Price of our common stock, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 × (AC+ (SP1 × OS1)) / (SP1 × OS0)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1	=	the Fixed Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by our Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS0	=	the number of shares of our common stock outstanding at the Expiration Time (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph will occur at the Close of Business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date, but will be given effect as of the Open of Business on the expiration date. Because we will make the adjustments to the Fixed Conversion Rates at the end of the 10 consecutive Trading Day period with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the conversion date occurs during such 10 consecutive Trading Day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each Fixed Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights, options or warrants have separated from our common stock (in which case each Fixed Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such holder to an adjustment to the Fixed Conversion Rates.

For the purposes of determining the adjustment to the Fixed Conversion Rate for the purposes of:

•	clause (2), clause (3) and clause (4) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on the Trading Day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation; and

•	clause (5) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date of the tender or exchange offer.

“Record Date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or by statute, contract or otherwise).

As used in this section, “Ex-Dividend Date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each Fixed Conversion Rate or an increase in each Fixed Conversion Rate, beneficial owners of the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders of the Mandatory Convertible Preferred Stock may, in those circumstances, be subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences—Tax Consequences Applicable to Non-U.S. Holders.”

If we (or an applicable withholding agent) are required to withhold on constructive distributions to a holder (see “Material U.S. Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share. Subject to the exceptions set forth below, no adjustment in a Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than August 15 of each calendar year; provided further that on (x) the earlier of any Early Conversion Date and the Effective Date of any Fundamental Change and (y) each Trading Day of the Final Averaging Period, adjustments to the Fixed Conversion Rates will be made without regard to such one percent threshold, including with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the Maximum Conversion Rate then in effect.

The Fixed Conversion Rates will not be adjusted except as provided above. Without limiting the foregoing, the Fixed Conversion Rates will not be adjusted:

(a)	upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)	upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock were first issued (other than a rights plan as described above);

(d)	for a change solely in the par value of our common stock;

(e)	for sales of our common stock for cash, other than in a transaction described in clause (2) or clause (3) above;

(f)	stock repurchases that are not tender or exchange offers, including structured or derivative transactions;

(g)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(h)	a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (5) above; or

(i)	for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder,” “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will be required, as soon as practicable after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred Stock. We will also be required to deliver, upon written request by a beneficial owner of shares of the Mandatory Convertible Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each revised Fixed Conversion Rate.

If an adjustment is made to the Fixed Conversion Rates, (x) an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment also will be made to the Floor Price. Whenever any provision of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, our Board of Directors will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price, as the case may be) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates, as the case may be, that become effective, or any event that would require such an adjustment if the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

If:

•	the Record Date for a dividend or distribution on our common stock occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date, and

•	that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of Mandatory Convertible Preferred Stock had such Record Date occurred on or before the last Trading Day of the Final Averaging Period, then we will deem the holders of Mandatory Convertible Preferred Stock to be holders of record, for each share of Mandatory Convertible Preferred Stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes in our Common Stock

In the event of:

•	any consolidation or merger of us with or into another person;

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or consolidation),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock based on the Maximum Conversion Rate immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the Effective Date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a Fundamental Change were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date prior to the date such shares of Mandatory Convertible Preferred Stock are actually converted). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our Board of Directors except that if a Unit of Exchange Property includes common stock or American depository receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the Final Averaging Period of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our Board of Directors); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any adjustment to the Fixed Conversion Rates described above, we will also adjust the Initial Dividend Threshold (as defined under “—Anti-dilution Adjustments”) based on the number of shares of common stock comprising the Exchange Property and (if applicable) the value of any non-stock consideration included in a Unit of Exchange Property. If the Exchange Property is comprised solely of non-stock consideration, the Initial Dividend Threshold will be zero.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Form and Notices

The Mandatory Convertible Preferred Stock will be issued in book- entry only form through DTC as described under “—Book-entry, Settlement and Clearance” in this section.

Book-entry, Settlement and Clearance

The Global Security

The Mandatory Convertible Preferred Stock will be initially issued in the form of a single registered security in global form (the “Global Security”). Upon issuance, the Global Security will be deposited with the transfer agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC (“DTC Participants”) or persons who hold interests through DTC Participants. We expect that under procedures established by DTC:

•	upon deposit of the Global Security with DTC’s custodian, DTC will credit portions of the Global Security to the accounts of the DTC Participants designated by the underwriters; and

•	ownership of beneficial interests in the Global Security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to other owners of beneficial interests in the Global Security).

Beneficial interests in the Global Security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the Global Security

All interests in the Global Security will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these Indirect Participants clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Investors who are not DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or Indirect Participants in DTC.

So long as DTC’s nominee is the registered owner of the Global Security, that nominee will be considered the sole owner or holder of the Mandatory Convertible Preferred Stock represented by the Global

Security for all purposes under the certificate of designations. Except as provided below, owners of beneficial interests in the Global Security:

•	will not be entitled to have securities represented by the Global Security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the owners or holders of the securities under the certificate of designations for any purpose, including with respect to the giving of any direction, instruction or approval to us or the transfer agent under the certificate of designations.

As a result, each investor who owns a beneficial interest in the Global Security must rely on the procedures of DTC to exercise any rights of a holder of securities under the certificate of designations (and, if the investor is not a participant or an Indirect Participant in DTC, on the procedures of the DTC Participant through which the investor owns its interest).

Payments of dividends with respect to the Mandatory Convertible Preferred Stock represented by the Global Security will be made by us or on our behalf to DTC’s nominee as the registered holder of the Global Security. Neither we nor the transfer agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in the Global Security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those beneficial interests.

Payments by participants and Indirect Participants in DTC to the owners of beneficial interests in the Global Security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or Indirect Participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated securities

Mandatory Convertible Preferred Stock in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the Mandatory Convertible Preferred Stock only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed within 90 days; or

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and amended and restated bylaws, which we refer to as our bylaws, relating to our capital stock. The rights of holders of our capital stock are governed by the relevant provisions of the Delaware General Corporation Law, which we refer to as the DGCL, and our certificate of incorporation and bylaws. The description below is not complete. You should refer to the full text of our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part for complete information. See “Where You Can Find More Information.”

We are authorized under our certificate of incorporation, to issue up to 140,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated as of the date of this prospectus. Shares of our preferred stock may be issued in one or more series as designated from time to time by our board of directors. As of July 27, 2016 there were 42,263,279 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights, which means that the holders of a majority of our outstanding shares of common stock have the ability to elect all of the members of our board of directors.

Dividends Policy and Dividend Rights

While we have paid dividends on our common stock prior to the date of this prospectus, the timing, declaration, amount of and payment of any future dividends are within the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, debt service obligations, covenants associated with certain of our debt service obligations, legal requirements, regulatory constraints, industry practice, ability to gain access to capital markets, and other factors deemed relevant by our board of directors. Moreover, if we determine to pay any dividends in the future, there can be no assurance that we will continue to pay such dividends or the amount of such dividends.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of our then-outstanding shares of preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution to common stockholders after payment of, or provision for, our liabilities and any prior distribution rights of shares of our preferred stock, if any, then outstanding.

Preemptive Rights

Holders of our common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or any of our other securities.

Options

As of June 25, 2016, we had outstanding options to purchase an aggregate of 414,133 shares of our common stock, with a weighted average exercise price of $31.83 per share.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL, and by our certificate of incorporation, to issue up to 10,000,000 shares of our preferred stock in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of our preferred stock. Because our board of directors has the power to establish the preferences and rights of each series of our preferred stock, it may afford the holders of any series of our preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; and

•	delaying or preventing a change in control of us without further action by our shareholders.

If we issue and offer for sale any shares of a series of our preferred stock under this prospectus, we will fix the rights, preferences and privileges of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus supplement is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of our preferred stock we are offering before the issuance of that series of preferred stock. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of our preferred stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws and the DGCL contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The authority that our board of directors possesses to issue our preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Size of Board of Directors and Vacancies

Our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of our board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed and until his or her successor has been elected and qualified.

Classified Board of Directors; Removal of Directors

We have a classified board of directors. Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes each comprised of three directors. The three directors designated as Class I directors have terms expiring at our 2018 annual meeting of stockholders, the three directors designated as Class II directors have terms expiring at our 2019 annual meeting of stockholders, and the three directors designated as Class III directors have terms expiring at our 2017 annual meeting of stockholders. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by our board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Our bylaws provide that our stockholders may only remove our directors for cause by the affirmative vote of at least 80% of our voting stock then outstanding.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors at annual meetings of our stockholders, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Special Stockholders Meetings

Our certificate of incorporation provides that only the chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of our entire board of directors may call special meetings of our stockholders. Our stockholders may not call special stockholders meetings.

Stockholders Action by Written Consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Amendment to Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the ability of our board to issue preferred stock, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification. Our bylaws provide that they may be amended by our board of directors or by the affirmative vote of holders of a majority of our voting stock then outstanding, except that the affirmative vote of holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification.

Anti-Takeover Effects of Delaware Law

The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170 College Station, Texas 77845, and its telephone number is (866) 246-0322.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “RYAM.”

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the shares of Mandatory Convertible Preferred Stock. We will initially issue the Mandatory Convertible Preferred Stock in the form of a Global Security representing the total number of the shares of Mandatory Convertible Preferred Stock to be sold in this offering. Upon issuance, the Global Security will be deposited with the transfer agent as custodian for DTC and registered in the name of Cede & Co. (DTC’s nominee).

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, are Indirect Participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of shares of Mandatory Convertible Preferred Stock within the DTC system must be made by or through Direct Participants, who will receive a credit for the shares of Mandatory Convertible Preferred Stock on DTC’s records. The ownership interest of each actual purchaser of each share is in turn to be recorded on the Direct and Indirect Participants’ records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased shares of Mandatory Convertible Preferred Stock. Transfers of ownership interests in the shares of Mandatory Convertible Preferred Stock are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in shares of Mandatory Convertible Preferred Stock, unless the book-entry system for the shares of Mandatory Convertible Preferred Stock is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual Beneficial Owners of the shares of Mandatory Convertible Preferred Stock. DTC’s records reflect only the identity of the Direct Participants to whose accounts the shares of Mandatory Convertible Preferred Stock are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the shares of Mandatory Convertible Preferred Stock. If less than all of these shares of Mandatory Convertible Preferred Stock are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting on the shares of Mandatory Convertible Preferred Stock is limited to the holders of record of such shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on such shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the shares of Mandatory Convertible Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the shares of Mandatory Convertible Preferred Stock to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

DTC may discontinue providing its services as securities depositary on any of the shares of Mandatory Convertible Preferred Stock at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final shares certificates must be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial Owner” in this section refers to the ownership interest of each actual purchaser of each share.

“Direct Participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of shares of Mandatory Convertible Preferred Stock within the DTC system must be made by or through Direct Participants who will receive a credit for such shares on DTC’s records.

“Indirect Participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the U.S. federal income tax considerations to U.S. Holders and non-U.S. Holders (each, as defined below) of the purchase, ownership, disposition and conversion of Mandatory Convertible Preferred Stock and any common stock received upon its conversion, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this offering. These authorities may be subject to differing interpretations or may change, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion is limited to beneficial owners that own Mandatory Convertible Preferred Stock or common stock received upon their conversion as a “capital asset” within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address the net investment income tax imposed on certain income or all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances. In addition, it does not address consequences relevant to beneficial owners subject to particular rules, including, without limitation:

•	certain U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons holding our Mandatory Convertible Preferred Stock or common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	financial institutions;

•	insurance companies;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock in connection with employment or other performance of services;

•	persons who own, actually or constructively, 5% or more of any class of our stock;

•	tax-exempt entities; and

•	persons deemed to sell our Mandatory Convertible Preferred Stock or common stock under the constructive sale provisions of the Code.

If an entity taxed as a partnership for U.S. federal income tax purposes holds our Mandatory Convertible Preferred Stock or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships considering an investment in our Mandatory Convertible Preferred Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK AND COMMON STOCK RECEIVED UPON THEIR CONVERSION ARISING UNDER THE OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen of the United States or who is a resident alien of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “non-U.S. Holder” is any beneficial owner of our Mandatory Convertible Preferred Stock or common stock that is not a “U.S. Holder,” and that is not an entity treated as a partnership for U.S. federal income tax purposes.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such individuals should consult their tax advisors regarding the U.S. federal income tax consequences of the ownership, sale, exchange or other disposition of our stock.

Tax Consequences Applicable to U.S. Holders

Distributions Generally

If we make cash or other property distributions on our Mandatory Convertible Preferred Stock or common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in gross income by a U.S. Holder upon receipt. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations. Dividends paid to non-corporate U.S. Holders (including individuals) generally will qualify for taxation at special rates if such U.S. Holders meet certain holding period and other applicable requirements. It is possible that distributions we make with respect to the Mandatory Convertible Preferred Stock will exceed our current and accumulated earnings and profits. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first be applied against and reduce a U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock or common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of the U.S. Holder’s tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below.

If we make a distribution on our Mandatory Convertible Preferred Stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash payable to such U.S. Holder.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend with respect to such stock will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the “nontaxed portion” of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Mandatory Convertible Preferred Stock or common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. Holder receives that would otherwise qualify for taxation at the special rates discussed above under “—Distributions Generally.”

Adjustments to Conversion Rate

In the event the conversion rate of our Mandatory Convertible Preferred Stock is adjusted, U.S. Holders who hold our Mandatory Convertible Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing such U.S. Holders’ proportionate interests in our assets or earnings and profits. In addition, the failure to provide for an adjustment may also result in a deemed distribution to U.S. Holders who hold our Mandatory Convertible Preferred Stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the U.S. Holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments provided under the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder of Mandatory Convertible Preferred Stock will be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under “—Distributions Generally.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such U.S. Holder.

In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed in the immediately preceding paragraph.

Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock

If a U.S. Holder sells or disposes of shares of Mandatory Convertible Preferred Stock (other than pursuant to a conversion described below) or common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received on the sale or other disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares. This gain or loss generally will be long-term capital gain or loss if the U.S. Holder has owned the Mandatory Convertible Preferred Stock or common stock for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock. However, although not entirely clear under current law, any cash or common stock received upon conversion in respect of dividends in arrears on our Mandatory Convertible Preferred Stock should be treated as described above under “—Distributions Generally.” For the avoidance of doubt, the term “dividends in arrears” does not include dividends to be paid in respect of any portion of the dividend period containing the date of conversion. Except as provided below and except with respect to common stock received in respect of dividends in arrears, a U.S. Holder’s tax basis and holding period in the common stock received upon conversion generally will be the same as those in the converted Mandatory Convertible Preferred Stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share of common stock deemed exchanged for cash).

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has owned the Mandatory Convertible Preferred Stock for more than one year at the time of conversion.

In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we pay, in respect of any such conversion, cash or common stock in respect of dividends to be paid in respect of a portion of the then-current dividend period or the net present value of future dividends, the tax treatment of the receipt of such cash or common stock is uncertain. In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we choose to pay such U.S. Holder cash in respect of a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such cash should be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock into common stock and should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of the (i) fair market value of our common stock received upon conversion (other than common stock received with respect to dividends in arrears but including any fractional common share for which cash is received) and the cash received attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends over (ii) the U.S. Holder’s tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend (which generally would be the case if the conversion did not result in a meaningful reduction in such U.S. Holder’s equity interest in us, as determined for U.S. federal income tax purposes), such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, if the conversion did result in a meaningful reduction, such gain could be capital gain. To the extent the amount of cash received in respect of dividends to be paid in respect of a portion of the then-current dividend period or the net present value of future dividends exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.

In the event a U.S. Holder converts such U.S. Holder’s Mandatory Convertible Preferred Stock and we pay such U.S. Holder common stock in respect of dividends to be paid in respect of a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such stock should be treated as consideration received upon conversion of the Mandatory Convertible Preferred Stock, and should in such case be taxed as described in the first paragraph above under the heading “—Conversion of Mandatory Convertible Preferred Stock into Common Stock.”

U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of dividends to be paid in respect of a portion of the then-current dividend period or future dividends is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions Generally.”

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Because payments of common stock in respect of dividends in arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash payable to such U.S. Holder.

Backup Withholding and Information Reporting

We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid or the proceeds of a disposition of Mandatory Convertible Preferred Stock or common stock unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates its exempt status, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is currently imposed at a rate of 28%. Backup withholding is not an additional tax. Any amount paid as backup withholding will be allowed as a refund or credit against the U.S. Holder’s federal income tax liability, provided the required information is furnished to the IRS. U.S. Holders are urged to consult their independent tax advisors regarding the application of backup withholding in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Tax Consequences Applicable to Non-U.S. Holders

Distributions Generally

Distributions that are treated as dividends (see “—Tax Consequences Applicable to U.S. Holders—Distributions Generally,” “—Adjustments to Conversion Rate,” and “—Conversion of Mandatory Convertible Preferred Stock into Common Stock”) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. As described above, a distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. Any distribution to the extent not constituting a dividend will be treated first as reducing the basis in such non-U.S. Holder’s shares of our stock and, to the extent it exceeds basis, as capital gain.

A non-U.S. Holder of our stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding must satisfy applicable certification and other requirements prior to the distribution date, such as providing the withholding agent with a properly completed Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form). Special certification and other requirements apply to certain non-U.S. stockholders that are pass-through entities rather than corporations or individuals.

If a non-U.S. Holder holds our Mandatory Convertible Preferred Stock or common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the Mandatory Convertible Preferred Stock or common stock are effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States), the non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. Holder must generally furnish to us or the applicable withholding agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our Mandatory Convertible Preferred Stock or common stock that are effectively connected with a non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such non-U.S. Holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

In general, the rules applicable to distributions to non-U.S. Holders discussed above are also applicable to deemed distributions to non-U.S. Holders resulting from adjustments to (or the failure to adjust) the conversion rate of the Mandatory Convertible Preferred Stock or distributions on Mandatory Convertible Preferred Stock made in our common stock. See “—Tax Consequences Applicable to U.S. Holders—Adjustments to Conversion Rate.” Because deemed distributions or distributions made in common stock would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) may withhold the U.S. federal tax on such dividend from any cash, shares of common stock, or sales proceeds otherwise payable to a non-U.S. Holder.

Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock

This disclosure assumes that all classes of our stock are and continue to be regularly traded on an established securities market.

A non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Mandatory Convertible Preferred Stock or common stock (including, in the case of a conversion, any cash in lieu of a fractional share but excluding any amount treated as a dividend), unless:

•	the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States; or

•	the non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such non-U.S. Holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

A non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), on any gain derived from the sale or other disposition of our Mandatory Convertible Preferred Stock or common stock, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A non-U.S. Holder generally will not recognize gain or loss upon the conversion of such Mandatory Convertible Preferred Stock into our common stock. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See “—Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock.” Cash or common stock received in respect of dividends in arrears on our Mandatory Convertible Preferred Stock should be treated in the manner described above under “Tax Consequences Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and we intend to withhold tax from such amounts, as described above under “—Distributions Generally.” A non-U.S. Holder may recognize capital gain or dividend income when the non-U.S. Holder receives cash attributable to a dividend to be paid in respect of the portion of the then-current dividend period or the net present value of future dividends, as described above under “Tax Consequences Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock.” The tax treatment of such amount is uncertain, and we intend to withhold 30% of such amount as described under “—Distributions Generally.”

Backup Withholding Tax and Information Reporting

We or an applicable withholding agent must report annually to the IRS and to each non-U.S. Holder the amount of distributions on our Mandatory Convertible Preferred Stock or common stock paid to such non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if (i) no withholding was required because the distributions were effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business, or (ii) withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

Backup withholding generally will not apply to distribution payments to a non-U.S. Holder of our Mandatory Convertible Preferred Stock or common stock provided the non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or the applicable withholding agent has actual knowledge, or reason to know, that the non-U.S. Holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to certain non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, Mandatory Convertible Preferred Stock or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends, and will apply to payments of gross proceeds from the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Mandatory Convertible Preferred Stock or common stock.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), individual retirement account, Keogh plan or other retirement plan, account or arrangement (each of which we refer to as a “plan”) to acquire or hold the shares of Mandatory Convertible Preferred Stock should consider whether an investment in such shares would be consistent with the documents and instruments governing the plan and with such person’s fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code, or under any other applicable federal, state, local or non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code, or “Similar Laws.”

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the “Plan assets” (pursuant to Section 3(42) of ERISA and the regulations promulgated under ERISA by the U.S. Department of Labor), or collectively, “ERISA Plans,” from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan. Such parties in interest or disqualified persons could include, without limitation, FBRC, the underwriters, the trustee, the agents or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

The acquisition or holding of the shares of Mandatory Convertible Preferred Stock by or on behalf of an ERISA Plan with respect to which we or certain of our affiliates are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the shares of Mandatory Convertible Preferred Stock are acquired or held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the shares of Mandatory Convertible Preferred Stock. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the shares of Mandatory Convertible Preferred Stock and related lending transactions, provided that neither the issuer of the shares of Mandatory Convertible Preferred Stock nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the shares of Mandatory Convertible Preferred Stock.

Accordingly, the shares of Mandatory Convertible Preferred Stock may not be purchased or held by any Plan, any entity whose underlying assets include “Plan assets” by reason of any ERISA Plan’s investment in the entity or any person investing “Plan assets” of any ERISA Plan, unless such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the shares of Mandatory Convertible Preferred Stock will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the shares of Mandatory Convertible Preferred Stock or any interest therein, and each person making the decision to purchase or hold such shares on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in such shares to the date on which the purchaser disposes of its interest in such shares, such purchaser and holder, by its purchase or holding of such shares or any interest therein, (i) is not an ERISA Plan, governmental plan, church plan or non-U.S. plan and its purchase and holding of such shares is not made on behalf of or with “Plan assets” of any ERISA Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) if it is an ERISA Plan, governmental plan, church plan or non-U.S. plan or its purchase and holding of the shares of Mandatory Convertible Preferred Stock is made on behalf of or with “Plan assets” of an ERISA Plan or the assets of a governmental plan, church plan or non-U.S. plan then (A) its purchase and holding of such shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law, and (B) neither us nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of Similar Law) in connection with the purchase or holding of the shares of Mandatory Convertible Preferred Stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the shares.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the shares of Mandatory Convertible Preferred Stock on behalf of or with “Plan assets” of any ERISA Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the shares of Mandatory Convertible Preferred Stock has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of such shares does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any shares of Mandatory Convertible Preferred Stock to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets the relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular plan. The foregoing description is based on the law in effect as of the date of this prospectus supplement, and we undertake no obligation to update the foregoing for changes under ERISA, Section 4975 of the Code, Similar Laws or any other current or future legal requirements, after such date.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Mandatory Convertible Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
DNB Markets, Inc. PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Total	1,250,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Mandatory Convertible Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Mandatory Convertible Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 187,500 additional shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Mandatory Convertible Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our directors and executive officer and directors have agreed that, for a period of 90 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any shares of our common stock or any securities that are substantially similar our common stock, whether owned as of the date hereof or hereafter acquired or with respect to which we or our directors and executive officers have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

New Issue of Mandatory Convertible Preferred Stock and New York Stock Exchange Listing

The shares of Mandatory Convertible Preferred Stock are a new issue of securities with no established trading market. We intend to apply to list the shares of Mandatory Convertible Preferred Stock on the New York Stock Exchange under the symbol “RYAM PR A”. The underwriters have advised us that they intend to make a market in the shares of Mandatory Convertible Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the shares of Mandatory Convertible Preferred Stock, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the New York Stock Exchange for the shares of Mandatory Convertible Preferred Stock may not develop or, even if one develops, may not last, in which case the liquidity and market price of the shares of Mandatory Convertible Preferred Stock could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer shares of Mandatory Convertible Preferred Stock at the time and price desired will be limited.

Shares of our common stock are listed on The New York Stock Exchange under the symbol “RYAM”. The transfer agent and registrar for our Mandatory Convertible Preferred Stock is Computershare Trust Company, N.A.

Price Stabilization, Short Positions

Until the distribution of the shares of Mandatory Convertible Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our Mandatory Convertible Preferred Stock. However, the representatives may engage in transactions that have the effect of stabilizing the price of the shares of our Mandatory Convertible Preferred Stock, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell shares of our Mandatory Convertible Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our Mandatory Convertible Preferred Stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares of Mandatory Convertible Preferred Stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of Mandatory Convertible Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Mandatory Convertible Preferred Stock through the option. “Naked” short sales are sales in excess of the option. The underwriters must close out any naked short position by purchasing shares of Mandatory Convertible Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of our Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of shares of our Mandatory Convertible Preferred Stock or preventing or retarding a decline in the market price of shares of our Mandatory Convertible Preferred Stock. As a result, the price of shares of our Mandatory Convertible Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our Mandatory Convertible Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Mandatory Convertible Preferred Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Mandatory Convertible Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated served as joint lead arranger and affiliates of each of the underwriters act as lenders under our credit agreement, dated as of June 24, 2014. Further, an affiliate of U.S. Bancorp Investments, Inc. serves as trustee under the indenture governing our senior notes due 2024.

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby as well as certain legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time, any combination of common stock, preferred stock, senior debt securities, subordinate debt securities, warrants, rights and units having an aggregate initial offering price not exceeding $500,000,000. Our common stock, preferred stock, senior and subordinate debt securities, warrants, rights and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms and manner of offering of such securities in one or more supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully, including the information incorporated by reference herein and therein, before you invest in the securities described in this prospectus or in such prospectus supplement. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

We may offer our securities through agents, underwriters or dealers or directly to investors. The names of any agents, underwriters or dealers that are included in a sale of securities to you, and any applicable commissions, discounts or other compensation thereof, will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “RYAM.” The closing price of our common stock on the NYSE on February 19, 2016 was $6.89 per share.

Investing in our securities involves risks; for more information see “Risk Factors” beginning on page 6 of this prospectus, and the risk factors incorporated herein from time to time by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2016.

About Rayonier Advanced Materials Inc.

Rayonier Advanced Materials Inc., with approximately 485,000 metric tons of cellulose specialties capacity and nearly double the sales of the next largest competitor, is the global leader in the production of cellulose specialties. Cellulose specialties are natural polymers, used as raw materials to manufacture a broad range of consumer-oriented products such as cigarette filters, liquid crystal displays, impact-resistant plastics, thickeners for food products, pharmaceuticals, cosmetics, high-tenacity rayon yarn for tires and industrial hoses, food casings, paints and lacquers. We manufacture products tailored to the precise and demanding chemical and physical specifications required by our customers, achieving industry leading purity and product functionality. Our ability to consistently manufacture technically superior products is the result of our proprietary production processes, intellectual property, technical expertise and knowledge of cellulosic chemistry.

Additionally, we produce commodity products for viscose and absorbent materials applications. Commodity viscose is a raw material required for the manufacture of viscose staple fibers which are used in woven applications such as textiles for clothing and other fabrics, and in non-woven applications such as baby wipes, cosmetic and personal wipes, industrial wipes and mattress ticking. Absorbent materials, typically referred to as fluff fibers, are used as an absorbent medium in products such as disposable baby diapers, feminine hygiene products, incontinence pads, convalescent bed pads, industrial towels and wipes and non-woven fabrics. Cellulose specialties typically contain over 95 percent cellulose, while commodity products typically contain less than 95 percent cellulose.

Our principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207, and our telephone number at that location is (904) 357-4600.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants, rights or units in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $500,000,000 in aggregate offering price of offered securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offered securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and/or in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

Unless the context requires otherwise, references to “Rayonier Advanced Materials,” the “Company,” “we,” “our,” “ours” and “us” are to Rayonier Advanced Materials Inc. and its subsidiaries. In this prospectus, we sometimes refer to the common stock, preferred stock, senior debt securities, subordinate debt securities, warrants, rights and units that may be offered under this prospectus or any supplements to this prospectus as “offered securities.”

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.RayonierAM.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 of which this prospectus forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document for complete information and to evaluate these statements.

Incorporation of Certain Documents by Reference

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under each of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents, the portions of those documents and the exhibits thereto that are deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016;

•	our Current Report on Form 8-K filed with the SEC on February 2, 2016.

•	the description of Rayonier Advanced Materials Inc.’s Capital Stock contained in our registration statement on Form 10 filed with the SEC on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Rayonier Advanced Materials, Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

(904) 357-4600

Attention: Investor Relations

Email at InvestorRelations@RayonierAM.com

Note About Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The risk factors contained in Item 1A — Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), among others, could cause actual results or events to differ materially from the Company’s historical experience and those expressed in forward-looking statements made in this document.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we have made or may make in our filings and other submissions to the U.S. Securities and Exchange Commission (the “SEC”), including those on Forms 10-Q, 10-K, 8-K and other reports.

Consolidated Ratio of Earnings to Fixed Charges

The table below sets forth our consolidated ratio of earnings to fixed charges for the periods indicated on a historical basis. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Form 10-K, which is incorporated by reference herein. For further information, also see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	For the Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.16	2.82	46.06	45.91	253.20

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 4 of our Form 10-K, filed with the SEC on February 26, 2016, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities. In which case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Note About Forward-Looking Statements” above.

Use of Proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes including reduction or refinancing of outstanding indebtedness, additions to working capital, capital expenditures and acquisitions. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from the offered securities have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business and opportunities that may be or become available to us.

Description of Capital Stock

In the discussion that follows, we have summarized certain material provisions of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and amended and restated bylaws, which we refer to as our bylaws, relating to our capital stock. The rights of holders of our capital stock are governed by the relevant provisions of the Delaware General Corporation Law, which we refer to as the DGCL, and our certificate of incorporation and bylaws. The description below is not complete. You should refer to the full text of our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part for complete information. See “Where You Can Find More Information.”

We are authorized under our certificate of incorporation, to issue up to 140,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated as of the date of this prospectus. Shares of our preferred stock may be issued in one or more series as designated from time to time by our board of directors. As of February 19, 2016 there were 42,870,120 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights, which means that the holders of a majority of our outstanding shares of common stock have the ability to elect all of the members of our board of directors.

Dividends Policy and Dividend Rights

While we have paid dividends on our common stock prior to the date of this prospectus, the timing, declaration, amount of and payment of any future dividends are within the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, debt service obligations, covenants associated with certain of our debt service obligations, legal requirements, regulatory constraints, industry practice, ability to gain access to capital markets, and other factors deemed relevant by our board of directors. Moreover, if we determine to pay any dividends in the future, there can be no assurance that we will continue to pay such dividends or the amount of such dividends.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of our then-outstanding shares of preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution to common stockholders after payment of, or provision for, our liabilities and any prior distribution rights of shares of our preferred stock, if any, then outstanding.

Preemptive Rights

Holders of our common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or any of our other securities.

Options

As of February 19, 2016, we had outstanding options to purchase an aggregate of 416,769 shares of our common stock, with a weighted average exercise price of $31.88 per share.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL, and by our certificate of incorporation, to issue up to 10,000,000 shares of our preferred stock in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of our preferred stock. Because our board of directors has the power to establish the preferences and rights of each series of our preferred stock, it may afford the holders of any series of our preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; and

•	delaying or preventing a change in control of us without further action by our shareholders.

If we issue and offer for sale any shares of a series of our preferred stock under this prospectus, we will fix the rights, preferences and privileges of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of our preferred stock we are offering before the issuance of that series of preferred stock. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of our preferred stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws and the DGCL contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The authority that our board of directors possesses to issue our preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Size of Board of Directors and Vacancies

Our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of our board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed and until his or her successor has been elected and qualified.

Classified Board of Directors; Removal of Directors

We have a classified board of directors. Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes each comprised of three directors. The three directors designated as Class I directors have terms expiring at our 2018 annual meeting of stockholders, the three directors designated as Class II directors have terms expiring at our 2016 annual meeting of stockholders, and the three directors designated as Class III directors have terms expiring at our 2017 annual meeting of stockholders. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by our board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Our bylaws provide that our stockholders may only remove our directors for cause by the affirmative vote of at least 80% of our voting stock then outstanding.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors at annual meetings of our stockholders, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Special Stockholders Meetings

Our certificate of incorporation provides that only the chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of our entire board of directors may call special meetings of our stockholders. Our stockholders may not call special stockholders meetings.

Stockholders Action by Written Consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Amendment to Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the ability of our board to issue preferred stock, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification. Our bylaws provide that they may be amended by our board of directors or by the affirmative vote of holders of a majority of our voting stock then outstanding, except that the affirmative vote of holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification.

Anti-Takeover Effects of Delaware Law

The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170 College Station, Texas 77845, and its telephone number is (866) 246-0322.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “RYAM.”

Description of Debt Securities

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities (if any) we offer under this prospectus or any prospectus supplement may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The senior debt securities and subordinated debt securities may be issued either separately or together. Subject to compliance with our other existing indebtedness and unless otherwise specified in the applicable prospectus supplement, we may issue senior notes under a senior indenture and subordinated notes under a subordinated indenture, which, in each case, we will enter into with one or more trustees. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture will be identical.

We have filed forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. The description of the terms of the debt securities in the related prospectus supplement will not be complete. You should refer to the provisions of the indenture applicable to the debt securities for complete information about the debt securities. See “Where You Can Find More Information.”

General

We will describe in the applicable prospectus supplement the terms relating to the series of debt securities offered in such prospectus supplement, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining such rate, the date interest will begin to accrue, the date interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt and the applicable definition of “senior indebtedness”;

•	whether the debt securities will be guaranteed;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	provisions relating to discharge and covenant defeasance and legal defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; and/or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated;

•	the events of defaults applicable to the debt securities;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	provisions relating to form, registration, exchange and transfer of the debt securities;

•	the designation of any agents with respect to the debt securities;

•	modification, waiver and amendment provisions of the indenture for the debt securities;

•	terms for the conversion or exchange (if any) of debt securities for other securities issued by us;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for the debt securities; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any covenants with respect to the debt securities that are in addition to, or a modification or deletion of, any terms described herein.

We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The description of the terms of the warrants in the related prospectus supplement will not be complete. You should refer to the provisions of the warrant agreement and warrant certificates applicable to the warrants for complete information about the warrants. See “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations of owning or exercising the warrants;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Prior to the exercise of their debt warrants, holders of debt warrants may have no rights of holders of the debt securities purchasable upon such exercise, including any right to payment of principal premium or interest on the relevant debt securities.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations of owning or exercising the warrants;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Prior to the exercise of their equity warrants, holders of equity warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any; the right to vote on or consent to matters to be voted on or consented to by our stockholders; the right to receive notice as stockholders with respect to any meeting of our stockholders for the election of our directors or any other matter; and the right to receive payments upon our liquidation, dissolution or winding up, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase our debt securities, preferred stock, common stock, or any combination thereof at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the principal amount of debt securities or shares of our common stock or preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender the applicable offered security as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each series of warrants (if any) will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one issue of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Rights

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement, including a form of rights certificate, that describes the terms of the particular rights we are offering before the issuance of the related rights. The description of the terms of the rights in the related prospectus supplement will not be complete. You should refer to the provisions of the rights agreement and rights certificate applicable to the rights for complete information about the rights. See “Where You Can Find More Information.”

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock or preferred stock or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock or preferred stock or other securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations of owning or exercising the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units consisting of some or all of the other offered securities, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of the units will be set forth in a prospectus supplement. The description of the terms of the units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to the units. See “Where You Can Find More Information.”

Plan of Distribution

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors or purchasers directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers or the purchasers of the securities, as applicable, may also receive from us compensation that is not expected to exceed that customary for the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We may also sell securities in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the offered securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement will be required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the offered securities may not be able to simultaneously engage in market making activities with respect to the applicable securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Any delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of any delayed delivery contracts.

The anticipated date of delivery of offered securities will be set forth in the prospectus supplement relating to such securities.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE under the symbol “RYAM.” It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered hereby will be passed upon for us by Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary of the Company.

Experts

The consolidated financial statements of the registrant, for the year ended December 31, 2015, appearing in the registrant’s Annual Report on Form 10-K (File No. 001-36285), including the schedule appearing therein, and the effectiveness of the registrant’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Indemnification for Securities Act Liabilities

Our certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Our certificate of incorporation expressly authorizes the Company to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities. We have obtained insurance covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$125,000,000

Rayonier Advanced Materials Inc.

    % Series A Mandatory Convertible Preferred Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

J.P. Morgan

Wells Fargo Securities

DNB Markets

PNC Capital Markets LLC

TD Securities

US Bancorp

August     , 2016